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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported) August 12, 2002
                                                         ---------------



                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




      Delaware                   0-12255            48-0948788
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(State or other jurisdiction   (Commission          (IRS Employer
      of incorporation)        File Number)      Identification No.)




 10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas   66207
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   (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including area code   (913) 696-6100
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                                   No Changes.
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events

Yellow Corporation (NASDAQ: YELL) today announced that it received a favorable ruling from the Internal Revenue Service confirming the tax-free nature of the pending spin-off of SCS Transportation, Inc. (SCS Transportation). SCS Transportation is a holding company for the operating companies of Saia Motor Freight Line, Inc. and Jevic Transportation, Inc.

The spin-off, scheduled for late third quarter 2002, will be a tax-free distribution to Yellow Corporation shareholders of record. The company will establish a record date after final authorization for the transaction is received from the Yellow Corporation board of directors. In the spin-off, shareholders of record will receive one share of SCS Transportation stock for every two shares of Yellow Corporation stock. A Form 10 registration document containing additional information of interest for investors has been filed with the Securities and Exchange Commission.

Yellow Corporation, a Fortune 500 Company, is a holding company with wholly owned operating subsidiaries. Its largest subsidiary, Yellow Transportation, Inc. offers a full range of national, regional and international services for the movement of industrial, commercial and retail goods. SCS Transportation provides overnight and second-day LTL and selected TL services to a broad range of industries. Meridian IQ is a non-asset based company using web-native technology to provide customers a single source for logistics planning and global shipment management. Headquartered in Overland Park, Kansas, Yellow Corporation employs approximately 28,000 people nationally.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                YELLOW CORPORATION
                                           ---------------------------
                                                   (Registrant)

Date:    August 12, 2002                   /s/ Donald G. Barger, Jr.
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                                               Donald G. Barger, Jr.
                                               Chief Financial Officer